SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) - October 4, 2001


                                 DATA RACE, INC.
             (Exact name of registrant as specified in its charter)

                                      TEXAS
                 (State or other jurisdiction of incorporation)

          0-20706                                     74-2272363
(Commission File Number)                  (I.R.S. Employer Identification No.)


                         6509 Windcrest Drive, Suite 120
                               Plano, Texas 75024
                                 (972) 265-4000
         (Address of Principal Executive Offices and Telephone Number,
                              Including Area Code)




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Item 4.  Changes in Registrant's Certifying Accountants.

Deloitte & Touche LLP was previously the principal accountants for DATA RACE, Inc. (the "Registrant") for the period from January 10, 2001 through October 4, 2001. Deloitte & Touche LLP had issued no reports with respect to the Registrant during this period. On October 4, 2001, Deloitte & Touche LLP resigned.

 During the Registrant's interim quarterly periods ended December 31, 2000 and March 31, 2001, there were no disagreements between the Registrant and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their review to the subject matter of the disagreement.

This change in accountants was approved by the Registrant's Board of Directors.

A letter from Deloitte & Touche is attached as Exhibit 16.1

On October 12, 2001, the Company appointed and engaged Lazar Levine & Felix LLP ("Lazar") as the Company's principal independent public accountant. The Company has not directly or indirectly during its two most recent fiscal years or during the subsequent interim period prior to appointing Lazar consulted Lazar regarding (a) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or (b) any matter that was either the subject of a disagreement with the Company's prior principal independent accountant, Deloitte & Touche LLP, or a reportable event.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         DATA RACE, Inc.


Date:    December 4, 2001                By:   /s/ JAMES G. SCOGIN
                                            ---------------------------------
                                            James G. Scogin,
                                            Acting President, Chief Financial
                                            Officer and Secretary

                                  EXHIBIT INDEX

     Exhibit                      Description
     -------                      -----------

      16.1                     Letter from Deloitte & Touche LLP